April 21, 2004


Mark A. Tanner
Chief Financial Officer
Trailer Bridge, Inc.
10405 New Berlin Road E.
Jacksonville, FL 32226

Dear Mr. Tanner:

         Consistent with the conversations of earlier today and as required by
Section 4.1(g) of the Loan Agreement between Congress Financial and Trailer Bridge, Inc. please be advised as follows regarding charterhire for the vessels chartered from Kadampanattu Corp.

         Beginning March 1, 2004 continuing to and including December 31, 2004 daily charterhire amounts for each of the SAN JUAN-JAX BRIDGE and the JAX-SAN JUAN BRIDGE shall require cash payment of $8,375.00 per day in accordance with the existing charter party agreements. A deferred amount $1,675.00 per day for each vessel shall be added to a promissory note in the form acceptable to the parties with payments made in accordance with the Congress Financial Loan Agreement with Trailer Bridge and in accord with the separate agreement between Congress Financial and Kadampanattu Corp. entered into as part of the Congress Financial Loan Agreement.


                                         Very truly yours,

                                         /s/ John D. McCown

                                         John D. McCown
                                         President


AGREED AND ACCEPTED
Trailer Bridge, Inc.

/s/ Mark A. Tanner
-----------------------------------
By:      Mark A. Tanner
Its:     Chief Financial Officer